Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No.’s 333-119633, 333-110292 and S-8 (No.’s 333-121376, 333-98911, 333-84676, 333-84678) of Mykrolis Corporation of our report dated March 11, 2005 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

Boston, Massachusetts

March 11, 2005

Exhibit Volume Page 80 of 84